                                 TRUST AGREEMENT

                                 BY AND BETWEEN

            JOHN T. LYNCH, CATHERINE S. LYNCH, FRANK A. DEFRANCESCO,

              CHRIS DEFRANCESCO, THOMAS R. JIMENEZ, ANITA JIMENEZ,

                       WILLIAM R. ARBENZ AND GAYLE ARBENZ,

                                  AS TRUSTORS,

                                       AND

                                PHILLIP H. BANKS,

                                   AS TRUSTEE,

                                   DATED AS OF

                                FEBRUARY 20, 1996

                                 TRUST AGREEMENT

                 THIS TRUST AGREEMENT, made as of February 20, 1996, by and between the Trustors, JOHN T. LYNCH ("LYNCH"), CATHERINE S. LYNCH ("MRS. LYNCH"), FRANK A. DEFRANCESCO ("DEFRANCESCO"), CHRIS DEFRANCESCO [MRS. DEFRANCESCO], THOMAS R. JIMENEZ ("JIMENEZ"), ANITA JIMENEZ [MRS. JIMENEZ], WILLIAM R. ARBENZ ("ARBENZ") and GAYLE ARBENZ [MRS. ARBENZ] (except as provided in Article 2, each of the foregoing individuals are sometimes referred to herein individually as a "Trustor", and collectively referred to as the "Trustors," unless the context otherwise requires) and the Trustee, PHILLIP H. BANKS, under the following circumstances:

                 A. Certain of the Trustors are parties to a Stock Purchase and Warrant Redemption Agreement (the "Stock Agreement") of even date herewith by and among: (1) Jacor Communications, Inc., an Ohio corporation ("Buyer"); (2) Prudential Venture Partners II, L.P., a limited partnership ("Prudential"); (3) Northeast Ventures, II, a limited partnership ("Northeast"); (4) LYNCH; (5) DEFRANCESCO; (6) JIMENEZ; (7) ARBENZ; (8) CIHC, Incorporated, a Delaware corporation ("CIHC"); (9) Bankers Life Holding Corporation, a Delaware corporation ("BLH"); and (10) Noble Broadcasting Group, Inc., a Delaware corporation ("Company").

                 B. Certain of the Trustors and the Trustee also intend to enter into a Stock Escrow and Security Agreement (the "Escrow Agreement") to be dated as of February __, 1996, among (1) Buyer; (2) Prudential; (3) Northeast; (4) LYNCH; (5) DEFRANCESCO; (6) JIMENEZ; (7) ARBENZ; (8) Company, the Trustee and
(9) The Fifth Third Bank, an Ohio banking corporation (the "Escrow Agent").

                 C. LYNCH, DEFRANCESCO, JIMENEZ AND ARBENZ (each referred to herein individually as a "Class B Shareholder", and collectively as the "Class B Shareholders") are the record and beneficial owners of 100% of the issued and outstanding shares of the Class B common stock of the Company (the "Class B Stock"), and Buyer desires to acquire all of the Class B Stock, and the Class B Shareholders desire that Buyer acquire all of the Class B Stock, upon and subject to the terms and conditions of the Stock Agreement.

                 D. As a condition to purchasing the Class B Stock, Buyer has required that the Class B Shareholders place their Class B Stock in the escrow created pursuant to the Escrow Agreement.

                 E. To further ensure that the Class B Stock is transferred at the Stock Closing (as defined in the Stock Agreement) the Trustors have agreed to transfer any



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interest they may have in the Class B Stock to the Trustee pursuant to this
Trust Agreement.


                                    ARTICLE 1

                    CREATION OF TRUST; DESIGNATION OF TRUSTEE

                 As of the above date, Trustor has designated PHILLIP H. BANKS as Trustee of all property which the Trustee may receive, to hold the same (the "Trust Estate") in trust, on the terms and conditions of this Trust Agreement. The Trust Estate shall initially consist of Ten Dollars ($10.00). Upon receipt of FCC Approval of the transfer of the Class B Stock to the Trustee (as defined in the Escrow Agreement) all of the Trustors' Class B Stock shall be registered in the name of the Trustee by the Escrow Agent and shall become part of the Trust Estate subject to irrevocable proxies for all voting purposes in favor of LYNCH, DEFRANCESCO, JIMENEZ AND ARBENZ in the form of the Irrevocable Proxy Agreement attached as Exhibit "A" (the "Proxy"). The Trustee shall hold, administer, and distribute the Trust Estate in compliance with all of the terms and conditions of this Trust Agreement, the Stock Agreement and the Escrow Agreement.

                                    ARTICLE 2

                            DIVISION OF TRUST ESTATE

                 2.1 Any property held as part of the Trust Estate which was contributed by LYNCH or MRS. LYNCH shall be held by the Trustee as a separate trust for the benefit of LYNCH and MRS. LYNCH pursuant to the provisions of
Article 3 below. For purposes of that separate trust, LYNCH and MRS. LYNCH shall be referred to collectively as the "Trustor," and all distributions of income, capital gains and eventually , of principal to the Trustor shall be made in equal shares to LYNCH and MRS. LYNCH.

                 2.2 Any property held as part of the Trust Estate which was contributed by DEFRANCESCO and MRS. DEFRANCESCO shall be held by the Trustee as a separate trust for the benefit of DEFRANCESCO and MRS. DEFRANCESCO pursuant to the provisions of Article 3 below. For purposes of that separate trust, DEFRANCESCO and MRS. DEFRANCESCO shall be referred to collectively as the "Trustor," and all distributions of income, capital gains and eventually, of principal to the Trustor shall be made in equal shares to DEFRANCESCO and MRS. DEFRANCESCO.

                 2.3 Any property held as part of the Trust Estate which was contributed by JIMENEZ and MRS. JIMENEZ shall be held by the Trustee as a separate trust for the benefit of JIMENEZ and MRS. JIMENEZ pursuant to the provisions of Article 3 below. For purposes of that separate trust, JIMENEZ and MRS. JIMENEZ shall be referred to collectively as the "Trustor," and all distributions of income, capital gains and eventually, of principal to the Trustor shall be made in equal shares to JIMENEZ and MRS. JIMENEZ.



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                 2.4 Any property held as part of the Trust Estate which was contributed by ARBENZ and MRS. ARBENZ shall be held by the Trustee as a separate trust for the benefit of ARBENZ and MRS. ARBENZ pursuant to the provisions of
Article 3 below. For purposes of that separate trust, ARBENZ and MRS. ARBENZ shall be referred to collectively as the "Trustor" and all distributions of income, capital gains and eventually, of principal to the Trustor shall be made in equal shares to ARBENZ and MRS. ARBENZ.

                 2.5 It is the intention of the Trustors that the Trustors shall be treated as the owners of their separate trusts for federal income tax purposes pursuant to the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or the corresponding provision of any subsequent federal tax law, and the provisions of this Trust Agreement shall be interpreted accordingly.

                                    ARTICLE 3

                           SEPARATE TRUST FOR TRUSTOR


                 Any share set aside for any Trustor shall be held as a separate trust on the following terms and conditions.

                 3.1 DISTRIBUTION OF INCOME AND CAPITAL GAINS. The
Trustee shall pay all of the net income of this trust, including any interest paid by Buyer on the unpaid stock purchase price pursuant to the Stock Agreement, and all capital gains of the trust estate to or for the benefit of the Trustor, at least annually.

                 3.2 DISTRIBUTION OF PRINCIPAL. The Trustee shall pay to or for the benefit of the Trustor as soon as reasonably possible after receipt, any prepayment of the stock purchase price made by Buyer pursuant to the Stock Agreement.

                 3.3 POWERS OF TRUSTOR DURING TERM OF TRUST. During the term of the trust, the Trustor shall, with respect to his or her individual rights under California law, have the following rights and powers:

                     3.3.1. Subject to the provisions of the Stock Agreement and the Escrow Agreement, to direct in a writing delivered to the Trustee that any income or principal of the Trust Estate which may become payable to the Trustor under the terms of this trust be paid outright or in trust and, subject to the terms and conditions of this Trust Agreement, to such persons and upon such additional terms and conditions as the Trustor shall direct;

                     3.3.2. To the extent permitted by the Stock Agreement and the Escrow Agreement, to direct the Trustee to take actions, or to execute documents (including the Escrow Agreement), which the Trustor believes shall be necessary or


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appropriate in connection with the Stock Agreement and the Escrow Agreement or any related documents;

                     3.3.3. To the extent permitted by the Stock Agreement and the Escrow Agreement, to assign the Trustor's interest in the Trust Estate; and

                     3.3.4. To the extent permitted by the Stock Agreement and the Escrow Agreement, to make gifts of the Trustor's interest in the Trust Estate to any person by an instrument in writing signed by the Trustor and delivered to the Trustee.

                 3.4 TERMINATION OF TRUST; RETURN OF TRUSTOR'S ASSETS.
Upon the "Terminating Event," which shall be the earliest to occur of (i) the close of the transaction described in the Stock Agreement and the Escrow Agreement; or (ii) the cancellation and termination of the Stock Agreement and the Escrow Agreement by the parties thereto; or (iii) the passage of eight (8) years after the date of execution of the Stock Agreement, this trust shall terminate and all of the assets then held in each separate trust hereunder shall be returned to the Trustors, subject to the prior receipt of requisite regulatory approvals, and shall be distributed by the Trustee to the respective Trustor, free of trust. Except as otherwise provided herein, no principal distribution shall be made by the Trustee from the Trust Estate until the occurrence of the Terminating Event.

                 3.5 POWER OF APPOINTMENT. Upon the death of any Trustor prior to the Terminating Event as provided in Article 3.3, any portion of such deceased Trustor's remaining income, principal and reversionary interest in such deceased Trustor's respective trust shall be distributed (but not until permitted by the terms hereof) to whomsoever the Trustor shall have appointed, including to the Trustor's own estate, outright or in trust, by the last dated instrument delivered to the Trustee, including a Will or any Codicil thereto (whether or not admitted to probate), specifically referring to and exercising this power of appointment. The right to appoint hereby granted is a general power of appointment, unrestricted as to the class of appointees, and shall be exercisable by the Trustor alone and in all events. The Trustee shall not be bound to inquire into any such appointment, but shall make distributions as so directed by the Trustor, at such time as distributions shall be permitted by the terms hereof. Any portion of a deceased Trustor's respective trust not effectively appointed shall be distributed (but not until permitted by the terms hereof) to the person or persons who shall be appointed to administer the estate of such deceased Trustor, to be disposed of as part of such estate.

                                    ARTICLE 4

                    COMPLIANCE WITH RULE AGAINST PERPETUITIES

                 Notwithstanding anything to the contrary herein contained, if any trust, subtrust or other fund held hereunder shall not have vested according to law within the later to occur of (i) a period of 21 years after the death of the last survivor of the Trustors



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and Trustors' issue living at the date of this Trust Agreement or (ii) ninety
(90) years after the date of this Trust Agreement, then, on the day before the end of such period, such trust, subtrust or fund shall nevertheless vest in and be distributed to the beneficiaries thereof. If there is more than one person (other than Trustors) then included in any group entitled to receive income from that trust, that trust, subtrust or fund shall be distributed as follows: one share to each living beneficiary of that trust who shall be on the highest generation level with reference to a Trustor; and one share for each deceased person on that generation level having issue then living, which share shall be further divided into separate subshares for that issue, on a per stirpes basis, being thereafter distributed to such issue.

                                    ARTICLE 5

                              POWERS OF THE TRUSTEE

                 Subject to the terms and conditions of the Stock Agreement and the Escrow Agreement and subject to the supervening powers specifically enumerated in this Article 5, the Trustee shall have all the powers and duties described in Division 9 of the California Probate Code. Without limiting the generality of the foregoing, the Trustee shall have expressly the following powers:

                 5.1 TRUST ASSETS AND INVESTMENTS. As provided in
Article 3.3, and upon FCC Approval of the transfer of the Class B Stock to the Trustee, the Trustee shall own all of the Trustors' Class B Stock until the receipt of the Stock Purchase Price (as defined in the Stock Agreement and as provided for in the Escrow Agreement) upon the close of the transaction described in the Stock Agreement, or until the cancellation and termination thereof by the parties thereto or until the passage of eight (8) years after the date of execution of the Stock Agreement. The Trustee shall be under no obligation or duty to diversify the investments of the trust. The Trustee shall take no action inconsistent with the directions given to the Trustee pursuant to the Proxy.

                 5.2 DISTRIBUTIONS IN KIND AND NON-PRO RATA. Except as otherwise provided herein, in any case in which the Trustee is required pursuant to the provisions of this Trust Agreement to divide any trust property into parts or shares for the purpose of distribution or otherwise, the Trustee may, in the Trustee's discretion, make such division or distribution in cash, in kind, including undivided interests in any property, or partly in cash and partly in kind, and to make non-pro rata distributions whenever assets are distributed in kind. For purposes of such division or distribution the Trustee shall determine the current value of the trust properties reasonably and in good faith.

                                    ARTICLE 6

                                IRREVOCABLE TRUST



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

                 This is an irrevocable trust, and no amendment to or revocation of this Trust Agreement shall be effective without the written consent of all of the Trustors and all of the parties to the Stock Agreement. No amendment shall increase the duties or responsibilities of the Trustee, or affect the Trustee's compensation, without the Trustee's written approval.

                                    ARTICLE 7

                  DIRECTIONS TO TRUSTEE REGARDING CLASS B STOCK

                 7.1 The Trustee is directed to enter into the Escrow Agreement. Upon the Stock Closing and receipt by the Trustee from the Escrow Agent of the Stock Purchase Price, the Trustee shall distribute the Stock Purchase Price to the separate Trustors in accordance with the rights of such separate Trustors described in Article 2.

                 7.2 Upon receipt of FCC Approval of the transfer of the Class B Stock to the Trustee and upon the preparation by the Escrow Agent of new share certificates evidencing ownership of all the Class B Stock in the name of the Trustee, the Trustee shall prepare a new Endorsement (as defined in the Escrow Agreement) with respect to each share certificate registered in the name of the Trustee, and such new Endorsement shall be tendered to the Escrow Agent and the Escrow Agent shall substitute such Endorsement for the Endorsement previously held by the Escrow Agent which was previously executed by the Class B Shareholders at the time their Class B Stock was deposited with the Escrow Agent.

                                    ARTICLE 8

                           RESIGNATION OF THE TRUSTEE

                 8.1 Any Trustee serving hereunder may resign, as to any separate trust or as to the entire Trust Estate, by delivering written notice of intention to resign personally or by certified mail, return receipt requested, to each then living Trustor and to all of the parties to the Stock Agreement.

                 8.2 Upon the resignation of any Trustee, as to any separate trust or as to the entire Trust Estate, a successor Trustee shall be appointed by a written instrument signed by all of the Trustors and by all of the parties to the Stock Agreement.

                 8.3 Upon the payment and delivery to any successor Trustee of all the property and assets of any separate trust or of the entire Trust Estate, and after full settlement of accounts, the responsibilities and liabilities of the terminating Trustee shall cease. No successor Trustee shall be required to investigate the acts of any predecessor Trustee, nor be responsible for any of the acts or omissions of any predecessor Trustee.



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
                                    ARTICLE 9

                           COMPENSATION OF THE TRUSTEE

                 9.1 The Trustors shall, as and when requested by the Trustee, pay to the Trustee all costs, charges, taxes, damages and expenses, including reasonable attorneys fees, as the Trustee may have earned, paid or incurred by reason of the Trustee's performance of the Trustee's duties hereunder.

                 9.2 Upon full execution of this Trust Agreement and registration of the Class B Stock in the name of the Trustee, the Trustors shall pay to the Trustee the sum of Ten Thousand Dollars ($10,000.00). Upon the Stock Closing, the Trustors shall pay to the Trustee the sum of Five Thousand Dollars ($5,000.00). If the Stock Closing does not occur until after April 15, 1997, the Trustors shall thereafter pay to the Trustee the sum of Ten Thousand Dollars ($10,000.00) annually, until the Terminating Event. The Trustors shall also pay to the Trustee reasonable compensation for any extraordinary services rendered by the Trustee, including any litigation involving the Trust Estate.

                                   ARTICLE 10

                   TRUST CONTROVERSY; HOLD HARMLESS; INDEMNITY

         Should any controversy arise concerning the Trust Estate or should any demands be made upon the Trustee which are inconsistent with the terms hereof, the Trustee shall not be required to take any action, but may refrain from all action until the matter is resolved by agreement or appropriate legal proceedings, or may seek relief under the California Trust Law or file a suit in interpleader or for declaratory relief. Should any such proceeding be brought by the Trustee, the Trustors shall hold the Trustee harmless for all reasonable costs and reasonable attorneys fees incurred by the Trustee in connection therewith. In addition the Trustors jointly and severally agree to indemnify the Trustee from any and all costs, losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, court costs, and reasonable attorneys fees which may be imposed upon the Trustee except that there shall be no indemnification for any portion of such costs, losses, claims, damages, liabilities, and expenses which result from a breach of trust or a failure to meet the standard of care set forth in Division 9 of the California Probate Code.

                                   ARTICLE 11

                                  GOVERNING LAW

         The validity, construction and interpretation of this Trust Agreement shall be governed by the laws of the State of California, now or hereafter enacted, notwithstanding



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
the domicile or residence of the Trustee, any Trustor or other beneficiary hereunder or the situs of any part of the Trust Estate.

                                   ARTICLE 12

                             COUNTERPARTS; EXECUTION

                 This Trust Agreement may be executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single Trust Agreement.


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
                           DECLARATION AND SIGNATURES

                 The Trustors and the Trustee declare that they have read the foregoing Trust Agreement and that it correctly states the terms and conditions under which the Trustee shall hold, administer, and distribute the Trust Estate. The Trustors approve the Trust Agreement in all particulars, and the Trustee consents to serving as Trustee in accordance with all the directions, terms and conditions provided for herein.

Trustors:

Dated:___________________         ________________________________
                                           JOHN T. LYNCH

Dated:___________________         ________________________________
                                           CATHERINE S. LYNCH

Dated:___________________         ________________________________
                                           FRANK A. DEFRANCESCO

Dated:___________________         ________________________________
                                           CHRIS DEFRANCESCO

Dated:___________________         ________________________________
                                           THOMAS R. JIMENEZ

Dated:___________________         ________________________________
                                           ANITA JIMENEZ

Dated:___________________         ________________________________
                                           WILLIAM R. ARBENZ

Dated:___________________         ________________________________
                                           GAYLE ARBENZ

Dated:___________________         ________________________________
                                           PHILLIP H. BANKS, Trustee

                       [SIGNATURE PAGE TO TRUST AGREEMENT
                         DATED AS OF FEBRUARY 20, 1996]

STATE OF CALIFORNIA               )
                                  )  SS.
COUNTY OF SAN DIEGO               )

On ______________, 1996, before me, the undersigned Notary Public, personally appeared JOHN T. LYNCH

__________       personally known to me

   or

__________       proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                           ___________________________



(SEAL)

STATE OF CALIFORNIA               )
                                  )  SS.
COUNTY OF SAN DIEGO               )

On ______________, 1996, before me, the undersigned Notary Public, personally appeared CATHERINE S. LYNCH

__________       personally known to me

   or

__________       proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument, and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                           _____________________________



(SEAL)

STATE OF CALIFORNIA               )
                                  )  SS.
COUNTY OF SAN DIEGO               )

On ______________, 1996, before me, the undersigned Notary Public, personally appeared FRANK A. DEFRANCESCO

__________     personally known to me

   or

__________proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                           ____________________________



(SEAL)

STATE OF CALIFORNIA               )
                                  )  SS.
COUNTY OF SAN DIEGO               )

On ______________, 1996, before me, the undersigned Notary Public, personally appeared CHRIS DEFRANCESCO

__________     personally known to me

   or

__________proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                           ____________________________



(SEAL)

STATE OF CALIFORNIA               )
                                  )  SS.
COUNTY OF SAN DIEGO               )

On ______________, 1996, before me, the undersigned Notary Public, personally appeared THOMAS R. JIMENEZ

__________     personally known to me

   or

__________proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


                                           ____________________________



(SEAL)

STATE OF CALIFORNIA               )
                                  )  SS.
COUNTY OF SAN DIEGO               )

On ______________, 1996, before me, the undersigned Notary Public, personally appeared ANITA JIMENEZ

__________     personally known to me

   or

__________proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                           ____________________________


(SEAL)

STATE OF CALIFORNIA               )
                                  )  SS.
COUNTY OF SAN DIEGO               )

On ______________, 1996, before me, the undersigned Notary Public, personally appeared WILLIAM R. ARBENZ

__________     personally known to me

   or

__________proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                           ____________________________



(SEAL)

STATE OF CALIFORNIA               )
                                  )  SS.
COUNTY OF SAN DIEGO               )

On ______________, 1996, before me, the undersigned Notary Public, personally appeared GAYLE ARBENZ

__________     personally known to me

   or

__________proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                           ____________________________



(SEAL)

STATE OF CALIFORNIA               )
                                  )  SS.
COUNTY OF SAN DIEGO               )

On ______________, 1996, before me, the undersigned Notary Public, personally appeared PHILLIP H. BANKS

__________     personally known to me

   or

__________proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                           ____________________________



(SEAL)